NASDAQ®
THE NASDAQ STOCK MARKET
9600 BLACKWELL ROAD
ROCKVILLE, MD 20850

By Electronic Delivery to: pcoleman@mcfco.com; mdoran@mcfco.com

November 19, 2009

Mr. Peter V. Coleman
Chief Financial Officer
Merriman Curhan Ford Group, Inc.
600 California Street, 9th Floor
San Francisco, CA 94108

Re: Merriman Curhan Ford Group, Inc. (the "Company")
Nasdaq Symbol: MERR

Dear Mr. Coleman:

I am following up on our recent telephone conversation, in which I explained that companies listed on the Nasdaq Capital Market (the "Capital Market") are required to maintain a minimum of $2,500,000 in stockholders' equity for continued listing.[1] Since your Form 10-Q for the period ended September 30, 2009 reported stockholders' equity of ($15,727,237), and as of November 18, 2009 the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complies with our Listing Rule (the "Rule").[2]

Under our Rules the Company has 15 calendar days to submit a plan to regain compliance. If your plan is accepted, we can grant an extension of up to 105 calendar days from the date of this letter to evidence compliance. Your plan should be as definitive as possible, addressing any issues that you believe would support your request for an extension. You are encouraged to provide any relevant documentation, including but not limited to financial projections, agreements, offering circulars, letters of intent and contracts and the time line to complete your plan.

In determining whether to accept your plan, we will consider such things as the likelihood that the plan will result in compliance with Nasdaq's continued listing criteria, the Company's past compliance history, the reasons for the Company's current non-compliance, other corporate events that may occur within our review period, the Company's overall financial condition and its public disclosures. Therefore, it would be helpful if your plan addresses each of these points.

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[1] Listing Rule 5550(b)(1)

[2] In a situation where an Issuer does not comply with the minimum $2.5 million, shareholders' equity criteria of the Capital Market, Staff will determine if the Company has a market value of listed securities of $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. For your convenience we have attached a breakdown of the Capital Market's quantitative continued listing requirements.

Please email the Company's compliance plan to me at Curtis.Rimmey@nasdaqomx.com no later than December 4, 2009. After I review the plan we will contact you if we have any questions or comments and will provide you written notice of our decision. If we do not accept your plan, you will have the opportunity to appeal that decision to a Hearings Panel.[3]

Our Rules require that the Company promptly disclose receipt of this letter through a public announcement disseminated by the news media. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.[4] The Company also needs to provide a copy of the announcement to Nasdaq's MarketWatch, Hearings and Listing Qualifications Departments at least 10 minutes prior to its public release.[5] For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.[6]

Finally, Nasdaq makes available to investors a list of all non-compliant companies, which is posted on our website at www.nasdaq.com. The Company will be included in the list beginning five business days from the date of this letter. As part of this process, an indicator reflecting the Company's non-compliance will be broadcast over Nasdaq's market data dissemination network and will also be made available to third party market data providers.

If you have any questions, please contact me at +1 301 978 8079.

Sincerely,

Curtis Rimmey
Lead Analyst
Nasdaq Listing Qualifications

Enclosures

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[3] See Listing Rule 5815(a).
[4] Listing Rule 5810(b).
[5] The notice should be submitted to Nasdaq's MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Listing Qualifications and Hearings Departments are + 1 301 978 4028 and +1 301 978 8080, respectively.
[6] Listing IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description	Link
NASDAQ Listing Rules	All initial and continued listing rules	NASDAQ Listing Rules
Corporate Governance	Independent directors, committee requirements and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm
Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm
Frequently Asked Questions (FAQs)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm
Hearing Requests & Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm
Listing of Additional Shares (LAS)	Explanation of Nasdaq's Listing of Additional Shares process	www.nasdaq.com/about/FAQsLAS.stm
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ's listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Toll free: 800 444 2090 Phone: 609 750 4500
Business Wire	www.businesswire.com	Toll free: 800 227 0845 Phone: 415 986 4422
Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: 800 307 6627 Phone: 310 642 6930
MarketWire	www.marketwire.com	Toll free: 800 774 9473 Phone: 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: 800 832 5522 Phone: 201 360 6700
Reuters	www.thomsonreuters.com	Phone: 646 223 6000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) ________.

The Nasdaq Capital Market
Continued Listing Requirements

This table identifies the minimum standards for continued listing on The Nasdaq Capital Market. Each incidence of non-compliance by the Company is denoted with an "X".

COMPANY SYMBOL: MERR

Requirements	Equity Standard		Market Value Standard		Net Income Standard	
Stockholders' equity	$2.5million	X	N/A		N/A	
Market value of listed securities[7]	N/A		$35 million	X	N/A	
Net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years)	N/A		N/A		$500,000	X
Publicly held shares[8]	500,000		500,000		500,000	
Market value of publicly held shares	$1 million		$1 million		$1 million	
Bid price	$ 1		$ 1		$ 1	
Public holders[9]	300		300		300	
Market makers[10]	2		2		2	
Corporate governance	Yes		Yes		Yes	

[7] The term, "listed securities", is defined as "securities listed on NASDAQ or another national securities exchange."
[8] Publicly held shares is defined as total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company.
[9] Total shareholders include both holders of beneficial interest and holders of record.
[10] An electronic communications network (ECN) is not considered a market maker for the purpose of these rules.